UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2007 (November 21, 2007)

Date of Report (Date of earliest event reported)

TERRA NOSTRA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-49631	86-0875500
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 East Colorado Blvd., 9th Floor

Pasadena, CA 91101

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (626) 796-0088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

August Closing

On  October 25, 2007, Terra Nostra Resources Corp. (“Terra Nostra” or the “Company”) reported on Current Report on Form 8-K the final closing of the sale of its 10% Senior Secured Convertible Promissory Notes (the “Notes”) pursuant to certain Securities Purchase Agreements (the “Purchase Agreement”), dated on or about August 29, 2007 and on or about October 24, 2007, with six (6) “accredited investors” totaling $12,500,000 (the “Offering”). The Conversion Price of these Notes is $1.75 per share. In connection with the issuance of the Notes, the Company issued to the investors five (5) year warrants (the “Warrants”) to purchase an aggregate number of shares of the Company’s common stock equal to eighty percent (80%) of the number of shares into which the Notes are convertible at an exercise price of $1.75 (the “Exercise Price”).

As collateral for the Notes, an executive officer of the Company pledged approximately 20,971,881 shares of his Common Stock to secure the Notes and is currently required to pledge an additional 41,075 shares (the “Pledge Agreement”). Pursuant to the Pledge Agreement the officer also pledged an additional 2,050,000 shares of his Common Stock issued to the executive officer.  Under the terms of the Pledge Agreement the executive officer has agreed to pledge any shares issued to him while the Notes are outstanding.

The Company granted certain registration rights to the investors requiring the Company to file a registration statement covering the shares of Common Stock underlying the Notes and Warrants within one hundred and eighty (180) days from the Closing Date (the “Registration Rights Agreement”). The Company shall use its best efforts to have any such registration statement declared effective no later than two hundred and seventy (270) days after the Closing Date.

Amendment to Offering

In October and November, 2007, the Company and the Investors amended the Offering to: (i) extend the Offering Period from October 1, 2007 to December 31, 2007; (ii) increase the Maximum Offering Amount from $12,500,000 to $30,000,000; and (iii) increase the Conversion Price and Exercise Price from $1.75 per share to $3.25 per share.

November Offering

On November 21, 2007, the Company closed on an additional $9,650,000 principal face amount of Notes pursuant to the Purchase Agreement. The sale of the Notes was made to eleven (11) “accredited investors.”

As previously disclosed, the Company utilized Axiom Capital Management (“Axiom”) as placement agent in connection with the Offering. In connection therewith, the Company paid Axiom a retainer fee of $15,000 plus eight percent (8%) of the aggregate purchase price paid by the investors in the Offering and an introduction fee of 2% in cash and 1% in warrants on the same terms as the Axiom warrants to be issued under the Axiom finders fee agreement. The Company also paid to Mirador Consulting Inc. an introduction fee of two percent (2%) in cash of the aggregate purchase price and one percent (1%) in warrants on the same terms as the Axiom Capital warrants to be issued under Axiom’s finder’s fee agent.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRATION

See Item 1.01 above.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement*
10.2	Form of 10% Senior Secured Convertible Promissory Notes*
10.3	Form of Pledge Agreement*
10.4	Form of Warrant*
10.5	Form of Registration Rights Agreement*

*Previously filed with Current Report on Form 8-K, filed on September 6, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TERRA NOSTRA RESOURCES CORP.
November 27, 2007	By:	/s/ Sun Liu James Po Chief Executive Officer